                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /x/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             PictureTel Corporation
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                             PICTURETEL CORPORATION
                               222 ROSEWOOD DRIVE
                          DANVERS, MASSACHUSETTS 01923

                                                                     May 5, 1995

Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of PictureTel Corporation which will be held on Thursday, June 29, 1995 at 10:00 a.m. at the Westin Hotel, 10 Huntington Avenue, Boston, Massachusetts.

     We ask for your support in approving the election of directors (Item 1), for approval of an amendment to the PictureTel Equity Incentive Plan to increase the number of shares of Common Stock available for delivery under the Plan from 3,300,000 to 4,500,000, and to limit the number of options that may be granted to any participant in any fiscal year to 250,000 shares (Item 2), and for the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors (Item 3).

     A copy of the Company's Annual Report to Stockholders for 1994 is included with the proxy materials.

                                            Sincerely,

                                            DR. NORMAN E. GAUT
                                            Chairman of the Board

                             PICTURETEL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 29, 1995

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PictureTel Corporation (the "Company") will be held at the Westin Hotel, 10 Huntington Avenue, Boston, Massachusetts, on the 29th day of June, 1995 at 10:00 a.m. for the following purposes:

     1. To fix the number of directors at five and to elect five directors, each to serve until the next annual meeting and until his successor is elected and qualified.

     2. To consider and act upon a proposal to amend the PictureTel Equity Incentive Plan to increase the aggregate number of shares of Common Stock which may be delivered under the plan from 3,300,000 to 4,500,000 and to limit the number of options that may be granted to any participant in any fiscal year to 250,000 shares.

     3. To consider and act upon a proposal to ratify the selection of Coopers & Lybrand L.L.P. as independent auditors for the 1995 fiscal year.

     4. To transact any other business which may properly be brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 1, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LES B. STRAUSS
                                          Secretary

Danvers, Massachusetts
May 12, 1995

     A PROXY CARD IS ENCLOSED FOR YOUR USE. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE.

                             PICTURETEL CORPORATION
                               222 ROSEWOOD DRIVE
                          DANVERS, MASSACHUSETTS 01923

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 29, 1995

                                PROXY STATEMENT

     The enclosed form of proxy is solicited on behalf of the Board of Directors of PictureTel Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Westin Hotel, 10 Huntington Avenue, Boston, Massachusetts, on June 29, 1995 at 10:00 a.m. and at any and all adjourned sessions thereof. The proxy may be revoked prior to its exercise (i) by written notice received by the Secretary of the Company at its address set forth above, (ii) by execution of a later-dated proxy, or (iii) by attending the Annual Meeting or any session thereof and voting the shares covered by the proxy in person. Shares represented by duly executed proxies will be voted FOR the election of directors and the proposals set forth in Items 2 and 3 unless authority to vote for the election of directors or such proposal is withheld or different instructions are given. The proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof, and if it contains any specifications, it will be voted in accordance therewith.

     Stockholders of record at the close of business on May 1, 1995 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of Common Stock outstanding on the record date is entitled to one vote. As of the close of business on May 1, 1995, there were outstanding and entitled to vote 15,720,838 shares of Common Stock.

     It is expected that the form of proxy and proxy statement will first be mailed to stockholders on or about May 12, 1995.

ITEM 1 -- ELECTION OF DIRECTORS

     The directors propose that the stockholders fix the number of directors at five. All of the nominees are currently directors, and, all directors were elected at the 1994 Annual Meeting of Stockholders on June 9, 1994. Five directors are to be elected to serve as Directors until the next annual meeting and until their successors are elected and qualified.

NOMINEES FOR ELECTION

     The age, positions with the Company, principal occupations during the past five years, and directorships of other public companies now held by each person who is a nominee for election as a Director at the Annual Meeting are as follows:

     Dr. Norman E. Gaut, 57, became President and Chief Executive Officer of the Company in January, 1986. Dr. Gaut was elected Chairman of the Board on April 9, 1987. Dr. Gaut has been a Director of the Company since September, 1984.

     Robert T. Knight, 57, was elected a Director in December, 1992 and is a member of the Compensation Committee. Mr. Knight was elected Chairman of Digital Sound Corporation, a voice processing company, in December, 1994. Previously, Mr. Knight was President and Chief Executive Officer of Digital Sound Corporation. Prior to 1991, Mr. Knight was a corporate vice president of Xerox Corporation. Mr. Knight is also a Director of Blue Cross of California, a medical insurance company.

     Vinod Khosla, 40, was elected a Director in January, 1990, and is a member of the Audit Committee. Mr. Khosla has been a general partner of Kleiner, Perkins, Caufield & Byers, a venture capital partnership, since March, 1986. Mr. Khosla was the Chief Executive of Sun Microsystems Inc. from 1982 to 1984. Mr. Khosla is also a Director of Spectrum HoloByte, Inc., a home entertainment company specializing in virtual reality and simulation, The 3DO Company, which develops and licenses technology for the home interactive multimedia platform, and NexGen Microsystems, which makes highly integrated, high performance Intel compatible microprocessors. Mr. Khosla is also a Director of several other private companies.

     David B. Levi, 62, has been a Director of the Company since September, 1986 and is a member of the Audit Committee. Since July, 1991, Mr. Levi has been President of Natural Microsystems Corporation, a manufacturer of voice processing systems. Mr. Levi is also a Director of Natural Microsystems Corporation.

     James R. Swartz, 52, was elected a Director in December, 1988 and is a member of the Compensation Committee. Mr. Swartz is a founder and has been a general partner of Accel Partners, a venture capital limited partnership, since 1983. Mr. Swartz is also a Director of Remedy Corporation, a client server application software company.

     None of the nominees are related to any other nominee or to any executive officer of the Company by marriage, adoption, or blood (except relationships, if any, more remote than first cousins).

BOARD MEETINGS AND COMMITTEES:

     The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 1994. The Board has two committees: an Audit Committee and a Compensation Committee.

     The Compensation Committee currently consists of two non-employee directors, Robert T. Knight and James R. Swartz. It has the authority to determine the compensation of officers and key employees of the Company, to determine compensation under the employee benefit plans and to administer the Amended and Restated 1984 Stock Option Plan, the Equity Incentive Plan of the Company and, the Employee Stock Purchase Plan. During the fiscal year ended December 31, 1994, the Compensation Committee held four meetings and took action by written consent ten times.

     The Audit Committee currently consists of two non-employee directors, Vinod Khosla and David B. Levi. It provides review and control functions with respect to the Company's operations. Further, the Committee recommends the appointment of the Company's independent auditors and meets annually with the auditors to review the scope and results of the year-end audit and discuss any concerns related to corporate accounting practices or controls. The Audit Committee held two meetings during the fiscal year ended December 31, 1994.

     Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he or she served.

DIRECTORS COMPENSATION

     During fiscal 1994, each director who is not an officer, employee of the Company, or consultant to the Company or any subsidiary (an "Outside Director") received an annual retainer of $5,000 and $1,000 for each meeting of the Board of Directors that such Outside Director attends. Outside Directors also receive expense reimbursements for attending Board and Committee meetings. Directors who are officers or employees of the Company do not receive any additional compensation for their services as director.

     Outside Directors are also entitled to participate in the 1992 NonEmployee Directors' Stock Option Plan. The plan provides that each Outside Director and who has been a Director for more than two years on October 23, 1992 and each other Outside Director first elected a Director after October 23, 1992 ("Eligible Directors") shall automatically be granted an option to purchase 20,000 shares of Stock at an exercise price equal to the fair market value of the Stock on the respective effective date of the grant. James R. Swartz, Vinod Khosla, and David B. Levi were each granted an option for 20,000 shares on October 23, 1992 at an exercise price of $19.25. Robert T. Knight, upon his election to the board on December 16, 1992, was granted an option for 20,000 shares on December 16, 1992 at an exercise price of $22.50. Each option is exercisable in installments, 25% one year after the effective date of the grant and 6.25% after the end of each quarter thereafter so that the options are 100% exercisable four years after the effective date of grant. These options remain exercisable for a term of 10 years unless an Eligible Director ceases to be a director for any reason other than death or total and permanent disability, all options held by the Director that are not then exercisable shall then terminate. Options that are exercisable on the date of such termination, shall continue to be exercisable until the earlier of (1) three months thereafter or (2) the date on which the option would have terminated had the director remained an Eligible Director.

DELINQUENT FILINGS

     Under the securities laws of the United States, the Company's directors, certain of its officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1994. All of these filing requirements were satisfied by its directors and officers and, to the knowledge of the Company, ten percent holders.

     Unless authority to do so has been withheld or limited in proxies, proxies will be voted to fix the number of directors at five and to elect the nominees specified above. However, should any of the nominees refuse or be unable to serve, it is the intention of the persons named as proxies to act in respect to the filling of that office by voting the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may, in their discretion, determine.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO FIX THE NUMBER OF DIRECTORS AT FIVE AND FOR EACH OF THE FIVE NOMINEES.


                               SECURITY OWNERSHIP

     The following table sets forth certain information as of May 1, 1995 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owners of more than five percent of the outstanding Common
Stock of the Company, each of the Company's directors and named executive officers and the Company's executive officers and directors as a group.

                                                                                     SHARES OF
                                                                                    COMMON STOCK
                                                                                 BENEFICIALLY OWNED
                                                                               ----------------------
                     NAME AND ADDRESS OF HOLDER                                 NUMBER          PERCENT
- -----------------------------------------------------------------------------  ---------        --------
Norman E. Gaut(1).............................................................   330,682         2.1%
David B. Levi(2)..............................................................    23,150           *
Robert T. Knight(3)...........................................................    14,000           *
Vinod Khosla(4)...............................................................    42,985           *
James R. Swartz(5)............................................................    52,861           *
Les B. Strauss(6).............................................................    86,913           *
Lawrence M. Bornstein(7)......................................................    12,500           *
Dominic J. LaCava(8)..........................................................    18,750           *
Khoa D. Nguyen(9).............................................................    61,875           *
Kopp Investment Advisors, Inc.(11)............................................ 2,514,600        16.0%
     6600 France Avenue South
     Suite 672 Edina, MN 55435
The Capital Group, Inc. and Capital Guardian Trust Company(12)................ 1,443,000         9.2%
     333 South Hope Street
     Los Angeles, CA 90071
Twentieth Century Companies, Inc.(13).........................................   900,000         5.7%
     4500 Main Street
     P.O. Box 418210
     Kansas City, MO 64141-9210
All Current Directors and Officers as a Group (consisting of 13 persons)(10)..   687,391         4.2%

- ---------------

  * Less than one percent.

 (1) Includes 297,249 options exercisable within 60 days owned by Dr. Gaut and 14,000 shares of Common Stock owned by a trust which Dr. Gaut may be deemed to beneficially own.

 (2) Includes 13,000 options exercisable within 60 days owned by Mr. Levi.

 (3) Includes 12,500 options exercisable within 60 days owned by Mr. Knight.

 (4) Includes 12,500 options exercisable within 60 days owned by Mr. Khosla.

 (5) Includes 12,500 options exercisable within 60 days owned by Mr. Swartz; and 3,660 shares held by the Swartz Family Partnership L.P. with respect to which Mr. Swartz is a general partner and 189 shares held by Hamilton Assets Limited of which Mr. Swartz controls 50%.

 (6) Includes 86,208 options exercisable within 60 days owned by Mr. Strauss.

 (7) Represents 12,500 options exercisable within 60 days owned by Mr.
     Bornstein.

 (8) Represents 18,750 options exercisable within 60 days owned by Mr. LaCava.

 (9) Represents 61,875 options exercisable within 60 days owned by Mr. Nguyen.

(10) Also included in the determination of beneficial ownership are any shares which may be acquired by a director or officer of the Company within sixty days through the exercise of any option. As of May 1, 1995, 566,807 shares of Common Stock may be acquired on exercise of options which are exercisable within sixty days.


(11) Kopp Investment Advisors holds 2,502,000 of these shares as investment advisor for its investment management clients; 2,500 are held indirectly as sole trustee of Kopp Investment Advisors, Inc. Profit Sharing Plan on behalf of their employees; and 10,000 shares are owned directly by LeRoy C. Kopp. This information is based, in part, on a Schedule 13G filed with the Commission on February 10, 1995.

(12) Certain operating subsidiaries of The Capital Group Companies, Inc. exercised investment discretion over various institutional accounts. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 983,000 of said shares. Capital Research and Management Company, a registered investment advisor, and Capital International Limited, another operating subsidiary, had investment discretion with respect to 450,000 and 10,000 shares, respectively, of the above shares. This information is based, in part, on a
     Schedule 13G filed with the Commission on February 8, 1995.

(13) Twentieth Century Companies, Inc., the parent holding company of Investors Research Corporation, a wholly-owned subsidiary, beneficially owns the 900,000 shares. Investors Research Corporation, manages pursuant to management agreements, the investments of five registered investment companies, Twentieth Century Investors, Inc., Twentieth Century World Investors, Inc., Twentieth Century Capital Portfolios, Inc., Twentieth Century Premium Reserves, Inc. and TCI Portfolios, Inc. Investors Research Corporation also manages the assets of institutional investor accounts. The 900,000 shares are owned by and held for such investment companies and separate institutional investor accounts. This information is based, in part, on a Schedule 13G filed with the Commission on February 10, 1995.

EXECUTIVE OFFICERS

     NORMAN E. GAUT.  See "Nominees for Election" above.

     Les B. Strauss, 51, joined the Company in March, 1990 as Vice President, Chief Financial Officer and Secretary. In March, 1994, Mr. Strauss was also elected Treasurer of the Corporation. Mr. Strauss held similar positions at Camex Inc., a desk top publishing company, from 1987 to 1990.

     Ian S. Bell, 61, joined the Company in June, 1994 as Vice President of Operations. Prior to joining PictureTel, Mr. Bell held the position of Vice President of Operations for Sun MicroSystems for a period of eight years. Mr. Bell was responsible for the global expansion of Sun Microsystems Manufacturing and Distribution Operations, starting with the development of their East Coast operations in Boston, then onto Europe and finishing in the Far East. Mr. Bell previously held similar positions for ten years with Digital Equipment Corporation.

     Lawrence M. Bornstein, 52, joined the Company in January, 1994 as Vice President of Human Resources. Prior to joining PictureTel, Mr. Bornstein served as an executive recruiter for Heidrick and Struggles, an executive search firm from June, 1993 to January, 1994. Mr. Bornstein also served as a Human Resources Officer for Computervision from October, 1985 to April, 1993, and previously held like positions with Fidelity and Digital Equipment Corporation.

     Stephen J. Crummey, 50, joined the Company in November, 1994 as Vice President of Worldwide Sales. Prior to joining PictureTel, Mr. Crummey was President & CEO of International Interactive Media from March, 1994 to October, 1994. Mr. Crummey provided consulting services during the period September, 1993 to March, 1994. From March, 1992 to August, 1993, Mr. Crummey held a position of Vice President of Worldwide Sales at Avid Technology. Previously, Mr. Crummey held several key sales positions at Lotus Development Corporation, including Senior Vice President of Worldwide Sales and Service and International Business Group.

     David W. Grainger, 53, joined the Company in September, 1994 as Vice President, Worldwide Customer Services. Prior to joining PictureTel, Mr. Grainger held the position of Senior Vice President and Officer, Worldwide Customer Services for Xerox Corporation from September, 1991 to September, 1994. Mr. Grainger previously held a number of positions of increasing responsibility in domestic and international operations for Digital Equipment Corporation from 1969 to September, 1991.

     Domenic J. LaCava, 54, joined the Company in December, 1993 as Vice President, Personal Systems Division. Prior to joining PictureTel, Mr. LaCava held the position of President of the PowerOpen Association, an organization delivering a standards-based environment built on the PowerPC architecture, from January, 1993 to October, 1993. From May, 1977 to July, 1992, Mr. LaCava was with Digital Corporation, where his last assignment was as Vice President of Digital's Unix-based Software and Systems. During Mr. LaCava's 15 year career at Digital, he also held the position of Vice President of the low-end business which focused on the desktop and deskside systems.

     Joan M. Nevins, 42, joined the Company in October, 1986 as Vice President-Finance and Administration. In March, 1994, Ms. Nevins accepted a new position as Vice President of Marketing.

     Khoa D. Nguyen, 41, joined the Company in January, 1993 as Vice President of Engineering. He was named Chief Technical Officer in January, 1994 and, in addition, became the General Manager heading up the Group Systems Division in March, 1994. Prior to joining PictureTel, Mr. Nguyen was Vice President, Engineering of VideoTelecom, a manufacturer of multi-media conferencing systems, from August, 1991 through December, 1992. From January, 1975 until July, 1991, Mr. Nguyen was with IBM, where, from January, 1990 until July, 1991, he had responsibility for management of IBM's future systems technology architecture group for RISC-based workstations. From May, 1987 to December, 1989 he served as an Area Manager of all graphics development with the Advanced Workstation Division.

     All of the Company's executive officers are full-time employees of the Company. Executive officers of the Company hold office for an indefinite term, subject to the discretion of the Board of Directors.

     None of the persons listed above is related to any other such person by marriage, adoption or blood (except relationships, if any, more remote than first cousins).

MANAGEMENT COMPENSATION

  Summary Compensation Table

     The following table sets forth the cash compensation paid by the Company in respect of the fiscal years 1992-1994, as well as certain other compensation paid, awarded or accrued for those years, to the Company's Chief Executive Officer and to the four other most highly compensated Executive Officers in 1994 (collectively the "Named Executive Officers").

                                                                                             LONG-TERM
                                                                                        COMPENSATION AWARDS
                                                                           OTHER       ----------------------
                                         ANNUAL COMPENSATION              ANNUAL       RESTRICTED                 ALL OTHER
                                  ----------------------------------      COMPEN-        STOCK                     COMPEN-
                                               SALARY       BONUS         SATION        AWARD(S)      OPTIONS      SATION
  NAME AND PRINCIPAL POSITION      YEAR         ($)          ($)            ($)           ($)         (SHARES)       ($)
- --------------------------------  -------     --------   -----------     ---------     ----------     -------     ---------
Dr. Norman E. Gaut                  1994      $235,000    $ 100,000          -0-                      100,000      $ 1,499(1)
  Chairman, President               1993       235,000      -0-              -0-                       -0-             275(1)
  and CEO                           1992       210,000       60,000          -0-                      100,000          275(1)

Les B. Strauss                      1994      $180,000    $  80,000          -0-                      75,000       $ 1,499(1)
  Vice President and Chief          1993       170,000      -0-              -0-                       -0-             275(1)
  Financial Officer, Treasurer      1992       160,000       40,000          -0-                      25,000           275(1)

Dominic J. LaCava                   1994      $170,000    $  85,000(2)       -0-                      50,000       $ 1,499(1)
  Vice President                    1993(3)      7,083      -0-              -0-                      50,000
  Personal Systems Division         1992(3)

Khoa D. Nguyen                      1994      $180,000    $  70,000          -0-                      40,000       $26,499(4)
  Vice President and                1993       170,000       50,000(6)    $ 9,930(5)                  110,000          275(1)
  Chief Technical Officer           1992(7)

Lawrence M. Bornstein               1994      $145,000    $  75,000(8)       -0-                      65,000       $ 1,499(1)
  Vice President                    1993(9)
  Human Resources                   1992(9)

- ---------------

(1) Company contributions to 401(k) plan.

(2) Represents a sign-on bonus of $10,000 and $75,000 annual management incentive bonus award.

(3) Mr. LaCava joined the Company in December, 1993.

(4) Comprised of $25,000 of forgiven loan principal and Company
    401(k)contributions of $1,499.

(5) Represents reimbursement of certain moving expenses paid by the Company.

(6) Represents a sign-on bonus of $50,000.

(7) Mr. Nguyen joined the Company in January, 1993.

(8) Represents a sign-on bonus of $5,000 and $70,000 annual management incentive bonus award.

(9) Mr. Bornstein joined the Company in January, 1994.


                           OPTIONS/SAR GRANTS IN 1994

     The following table shows all grants of options to the Named Executive Officers of PictureTel in 1994. Pursuant to the Securities and Exchange Commission (the "SEC") rules, the table also shows the potential realized value of the options assuming PictureTel's stock price appreciates annually by 5% and 10% respectively from the date of grant until the end of the option term (10 years). These rates are mandated by the SEC rules and do not represent the Company's estimate or projection of the future Common Stock price. The Company does not agree that the value of an option can properly be determined by this method.

                                         PERCENTAGE                                  POTENTIAL REALIZABLE
                                          OF TOTAL                                         VALUE AT
                                          OPTIONS/                                  ASSUMED ANNUAL RATES OF
                                            SARS                                   STOCK PRICE APPRECIATION
                            OPTIONS/     GRANTED TO   EXERCISE OR                       FOR OPTION TERM
                              SARS       EMPLOYEES    BASE PRICE    EXPIRATION     -------------------------
          NAME             GRANTED(A)     IN 1994     (PER SHARE)      DATE          5% ($)        10% ($)
         -----             -----------   ----------   -----------   ----------     ----------     ----------
Norman E. Gaut...........   100,000(1)      9.5%        $ 17.75       10/25/04     $1,116,300     $2,828,900
Les B. Strauss...........    75,000(1)      7.1%        $ 17.75       10/25/04     $  837,225     $2,121,675
Dominic J. LaCava........    50,000(1)      4.8%        $ 17.75       10/25/04     $  558,150     $1,414,450
Khoa D. Nguyen...........    40,000(1)      3.8%        $ 17.75       10/25/04     $  446,520     $1,131,560
Lawrence M. Bornstein....    25,000(1)      2.4%        $ 17.75       10/25/04     $  279,075     $  707,225
                             40,000(2)      3.8%        $ 17.00       01/13/04     $  427,640     $1,083,760

- ---------------

(1) Option granted on October 26, 1994, has a ten year term, and is exercisable commencing 12 months after the grant date, with 25% of the option shares covered thereby becoming exercisable at that time and with an additional 6.25% of the option shares becoming exercisable quarterly thereafter, with all options being fully exercisable on the fourth anniversary of the grant date.

(2) Option granted on January 14, 1994, has a ten year term, and is exercisable commencing 12 months after the grant date, with 25% of the option shares covered thereby becoming exercisable at that time and with an additional 6.25% of the option shares becoming exercisable quarterly thereafter, with all options being fully exercisable on the fourth anniversary of the grant date.


                    AGGREGATED OPTION/SAR EXERCISES IN 1994
                      AND 1994 YEAR-END OPTION/SAR VALUES

     The following table provides information as to options exercised by each of the Named Executive Officers of PictureTel during 1994 and the value of options held by such officers at year end 1994 measured in terms of the closing price of PictureTel's Common Stock on NASDAQ on December 31, 1994 ($24.00). (No stock appreciation rights were granted by PictureTel in 1994 and none were outstanding at December 31, 1994.)

                                                                                    VALUE OF UNEXERCISED IN-
                                                        NUMBER OF UNEXERCISED        THE-MONEY OPTIONS/SARS
                            SHARES                     OPTIONS/SARS AT 12/31/94         AT 12/31/94($)(E)
                         ACQUIRED ON      VALUE      ----------------------------  ---------------------------
          NAME           EXERCISE(#)   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
          ----           -----------  ------------  ------------  --------------   -----------  -------------
Norman E.Gaut............   750         $ 16,313        278,499        156,250     $4,312,664      $884,375
Les B. Strauss...........   -0-            -0-           78,908         99,175        994,048       573,344
Domenic J. LaCava........   -0-            -0-           12,500         87,500         75,000       537,500
Khoa D. Nguyen...........   -0-            -0-           48,125        101,875        156,406       451,094
Lawrence W. Bornstein....   -0-            -0-            -0-           65,000          -0-         436,250


- ---------------

(1) Amounts in this column reflect the market value of the shares at exercise date less the exercise price and may not represent amounts actually realized by the named individuals.

(2) Amounts in this column reflect the market value of the shares at December 31, 1994 less the exercise price. The actual value of unexercised options fluctuates with stock market activity.


EMPLOYMENT, SEVERANCE AND OTHER AGREEMENTS

     In early 1995, the Company amended the severance pay provisions contained in the executive officers' letters of employment or agreements to provide the following:

     In the event that Dr. Norman E. Gaut's employment is involuntarily terminated for any reason other than for cause, Dr. Gaut shall receive his then current base salary for a period of twenty-four (24) consecutive months following the date of such termination.

     In the event that Messrs. Strauss, LaCava, Nguyen or Bornstein's employment is involuntarily terminated for any reason other than for cause, they shall receive their then current base salary for a period of twelve (12) consecutive months following the date of such termination.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of PictureTel (the "Committee") has the authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Company and to administer the Company's 1984 Amended and Restated Stock Option Plan and the Equity Incentive Plan, under which grants may be made to such officers and key employees at all levels in the Company. In addition, the Committee has the responsibility for approving the Management Bonus Program(s) to be in effect for the Chief Executive Officer and other executive officers and key employees each fiscal year and to review programs and policies concerning matters of executive compensation. The Committee is currently composed of two independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The Committee also administers the Company's Employee Stock Purchase Plan.

     General Compensation Philosophy. The Company operates in the competitive and rapidly changing environment of the electronics and high technology industry. The Committee strives to maintain compensation programs that allow the company to respond to the competitive pressures within this industry. The Company's compensation philosophy is to offer compensation opportunities linked to the Company's business objectives and performance, individual performance and contributions to the Company's success and enhanced shareholder value. These compensation opportunities are intended to be competitive within the electronics and high technology industry and enable the Company to attract, retain and motivate the management talent necessary to ensure the Company's long-term growth.

     Compensation Components. It is the Committee's objective to have a substantial portion of each executive officer's compensation contingent ("at risk") upon the Company's successful performance, as well as his or her contribution to the Company's success in meeting its objectives and to design a total compensation and incentive structure to motivate and reward success, balancing short and long-term goals. The Company's executive compensation program consists of three main components: (1) a base salary; (2) an annual management bonus; and, (3) long-term incentives. The second and third elements constitute the "at risk" portion of the Company's overall compensation program.

     Base Salary. The Committee annually reviews each executive officer's base salary. In determining salary adjustments, the Committee considers the executive's individual performance, the Company's success in achieving the annual business objectives, and the executive's current base salary in relation to the expected salary level for the position. The expected salary level is established at approximately the 50th percentile of comparable positions of the companies included in the executive compensation surveys in which the Company participates as well as other commercially-available surveys. These surveys include electronic and high technology companies with whom the Company competes for senior-level executives. (Some of the companies included in the surveys are included in the NASDAQ Electronic Components Stock Index used in the "Performance Graph".) Further, the base salary plus bonus is also targeted at approximately the 50th percentile for total cash compensation with an opportunity for the amount of base salary plus bonus to be above the mid-range of the survey groups in the event Company profitability exceeds business plan targets. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. After giving consideration to various relevant factors, including competitive salary levels and performance, the Committee determined that 1994 base salary adjustments were to be made for two Named Executive Officers in the three tables preceding this Report. The Committee believes that the salaries paid to all Named Executive Officers (other than Dr. Gaut; see below) approximate the expected 50th percentile of the compensation data reviewed.

     Annual Management Bonus. The annual management bonus is the first "at risk" executive compensation element in the Company's executive compensation program. At the beginning of each year, the Committee establishes objectives for the management bonus program, including plan revenue and profitability targets drawn from the fiscal year business plan approved by the Board of Directors. Additionally, at the beginning of each year, the Committee establishes bonus award targets for the executive officers and for 1994 these bonus targets ranged from 25% to 40% of base salaries. The bonus plan has a threshold level of Company performance based on both revenue and profit before interest and taxes (a prescribed percentage of business plan objectives) that must be achieved before any bonuses are awarded. The bonuses that may be paid under the program may not exceed 100% of the bonus target on full achievement of the Company's business plan targets and may not exceed 200% of the bonus target on achievement of exceptional performance in excess of 100% of the Company's business plan targets. The bonus amounts payable to each executive officer are then determined by considering both Company performance and individual performance. After giving consideration to the criteria deemed relevant by the Committee, including the fact that the Company met and exceeded the business plan targets established for 1994, the individual performance of the Named Executive Officers, and the recommendations of the Company's management, the Committee made the bonus awards to the Named Executive Officers set forth in the Summary Compensation Table.

     Long-Term Incentive Program. The second "at risk" element of the Company's compensation program in which all executive officers and all other level employees participate. This program has consisted solely of stock options, not cash (although cash and other stock based awards are permitted under the Equity Incentive Plan). The Committee views the granting of stock options as a significant method of aligning management's long-term interests with those of the shareholders, bring into balance short and long-term compensation with the Company's goals, foster the retention of key executive and management personnel, and incent the achievement of superior performance over time. Awards to executives are based upon criteria which include an individual's current position with the Company, total compensation, the executive's performance in the recent period, expected contributions to the achievement of the Company's long-term performance goals, and current competitive practice. The relative weight given to each of these factors will vary from executive to executive at the Committee's discretion. After giving consideration to the criteria deemed relevant by the Committee, including the lack of any "subsequent round" option grants to Company executives since October 23, 1992, a competitive analysis of the Company's option program against the programs of companies of similar size and industry, the Company's overall compensation program competitiveness, and the recommendations of the Company's management, the Committee approved the stock option grants to the Named Executive Officers set forth in the Option/SAR Grant Table. These stock options granted under the Equity Incentive Plan become exercisable over four years and have a term of ten years.

     Compensation of the Chief Executive Officer. Dr. Norman E. Gaut is Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Dr. Gaut's salary, bonus, and stock option grants for fiscal 1994 reflect the Committee's evaluation of his overall leadership of the Company. The Committee considered, among other factors, the Company's revenue and profitability for prior and current fiscal years, the Company's market share in key segments, the creation of new ventures to penetrate developing markets, and the building of a senior management team as the foundation for product innovation and the long-term strategic growth of the Company.

     In 1994, the Committee reviewed Dr. Gaut's base salary, and after considering factors deemed relevant by the Committee, including those considered for the other Named Executive Officers, as set forth under "Base Salary" above, the Committee determined not to adjust Dr. Gaut's base salary. Dr. Gaut's salary has not attained the expected 50th percentile of the executive compensation surveys reviewed, but this is not the sole determinate criterion for establishing his pay.

     At the beginning of fiscal 1994, the Committee established a target bonus for Dr. Gaut under the Company's management bonus program described above. After giving consideration to the criteria deemed relevant by the Committee, including the fact that the Company met and exceeded the performance objectives established for 1994, Dr. Gaut's performance in the leadership of the Company, the Committee approved the bonus award to Dr. Gaut set forth in the Summary Compensation Table. The bonus award is slightly above the 40% target established for Dr. Gaut.

     In October 1994, Dr. Gaut was granted an option to purchase 100,000 shares of the Company's Common Stock at the market price on that date, vesting over a four year period with a ten year term. In keeping with the Company's overall philosophy regarding the grant of stock options as a long-term incentive, the Committee based its grant on an evaluation of Dr. Gaut's overall leadership of the Company, the number of unvested options held by Dr. Gaut, and competitive compensation data available to the Committee for comparable positions within the electronics and high technology industry.

     Tax Limitations. As a result of federal tax legislation enacted in 1993, under Section 162(m) of the Internal Revenue Code of 1986, as amended, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. At present, since both the 1984 Amended and Restated Stock Option Plan and the Equity Incentive Plan were approved by the shareholders prior to December 20, 1993, as well as any amendments requiring such approval, the stock option grants that have been made to date have been exempt from the $1 million limitation under "transitional rules" contained in the proposed tax regulations. The shareholders are being asked at the 1995 Annual Meeting to approve an amendment to the Company's Equity Incentive Plan which will impose a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options in any one fiscal year. If such amendment is approved, any compensation deemed paid to an executive officer when he exercises an outstanding option under the Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation.

                                            Compensation Committee
                                            Robert T. Knight
                                            James R. Swartz

April 5, 1995

STOCK PERFORMANCE GRAPH

     The following graph sets forth information comparing the cumulative total return to holders of the Company's Common Stock over the last five fiscal years, commencing with the last trading day before the beginning of the Company's fifth preceding fiscal year (the "Measuring Period") with (1) the cumulative total return of the NASDAQ Stock Market Index (U.S.) and (2) the cumulative total return of the NASDAQ Electronics Components Stock Index, assuming in each case the investment of $100 on December 31, 1989. The yearly change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the Measuring Period, by
(ii) the share price at the beginning of the Measuring Period. PictureTel has not paid any cash dividends.

                                                                    NASDAQ
                                                                  Electronics
      Measurement Period                         NASDAQ Stock     Components
    (Fiscal Year Covered)         PictureTel     Market Index    Stock Ind ex
1989                                100.00          100.00          100.00
1990                                170.18           84.92           97.04
1991                                664.91          136.27          138.19
1992                                354.39          158.57          215.90
1993                                263.16          182.03          296.49
1994                                336.84          177.99          328.33

ITEM 2 -- PROPOSED AMENDMENT TO THE PICTURETEL CORPORATION EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK WHICH MAY BE DELIVERED PURSUANT TO THE PLAN FROM 3,300,000 TO 4,500,000; AND TO LIMIT THE NUMBER OF OPTIONS THAT MAY BE GRANTED TO ANY PARTICIPANT IN ANY FISCAL YEAR TO OPTIONS FOR 250,000 SHARES.

GENERAL:

     The Company has historically utilized stock options as a key part of its overall compensation program for executive officers and other employees Company-wide. Pursuant to the terms of the Company's 1984 Amended and Restated Stock Option Plan, no further awards may be granted under that plan. As of May 1, 1995, there were 223,315 shares available for awards under the Company's Equity Incentive Plan. As of that date, 3,076,685 shares had been issued under that Plan and options for 2,320,122 shares were outstanding, leaving a balance of 223,315 additional shares that may be subject of future option grants or other awards under that Plan. The Board of Directors believes it is in the best interests of the Company to have stock and stock-based awards available in order to retain, attract and motivate high quality personnel for the Company. See "Compensation Committee Report" herein. On April 4, 1995, the Board of Directors unanimously approved, subject to stockholder approval, an amendment to the Company's Equity Incentive Plan to increase the number of shares of Common Stock (as such term is defined in the Company's Equity Incentive Plan) which may be delivered under the Company's Equity Incentive Plan from 3,300,000 to 4,500,000.

     An additional amendment to the Equity Incentive Plan is being proposed to impose a limit of 250,000 options that may be granted to any participant in any fiscal year. This is being proposed as a result of federal tax legislation enacted in 1993. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1,000,000 per officer in any year. At present, since both the 1984 Amended and Restated Stock Option Plan and the Equity Incentive Plan were approved by the shareholders prior to December 20, 1993, as well as any amendments requiring such approval under Rule 16b-3 of the Securities Exchange Act of 1934, the stock option grants that have been made to date have been exempt from the $1,000,000 limitation under "transitional rules" contained in the proposed tax regulations. The shareholders are being asked at the 1995 Annual Meeting to approve an amendment to the Company's Equity Incentive Plan which will impose a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options in any one fiscal year. If such amendment is approved, any compensation deemed paid (realized gains) to an executive officer when he exercises an outstanding option under the Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1,000,000 limitation.

     On May 1, 1995, the last sale price of the Company's Common Stock as reported by NASDAQ was $46.375 per share.

DESCRIPTION OF THE PICTURETEL CORPORATION EQUITY INCENTIVE PLAN:

     On November 14, 1989, the stockholders approved the PictureTel Corporation Equity Incentive Plan (the "Equity Plan"). The Equity Plan, which is administered by the Compensation Committee (the "Committee"), permits the granting of a variety of stock and stock-based awards and related benefits, including stock options, restricted and unrestricted shares, deferred stock, cash and stock performance awards, rights to receive cash or shares with respect to increases in the value of the Common Stock, cash payments sufficient to offset the federal, state, and local ordinary income taxes of participants resulting from transactions under the Equity Plan, and loans to participants in connection with awards, all as more fully described below. The Equity Plan's eligibility encompasses key officers and other employees of the Company and its subsidiaries, and other persons who are in a position to make a significant contribution to the Company and its subsidiaries.

     Subject to adjustment for stock splits and similar events, the total number of shares of Common Stock that can be issued under the Equity Plan, during the term of that plan, is 4,500,000 (including the 1,200,000 shares subject to approval by the shareholders as part of this proposal). If any award under the Equity Plan which requires exercise by the participant for delivery of Common Stock terminates without having been exercised in full, or if any award payable in Common Stock or cash is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which such award was not exercised or for which cash was substituted will be available for future grants.

     In no event may any one individual participating in the Equity Plan be granted stock options for more than 250,000 shares of Common Stock in the aggregate in any fiscal year.

     The Equity Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code, nor is it subject to the provisions of the Employees Retirement Income Security Act of 1974.

     Stock Options; Exercise Price; Term; Payment. The Equity Plan permits the granting of options that qualify as incentive stock options under the Internal Revenue Code ("incentive options" or "ISOs") and stock options that do not so qualify ("nonstatutory options"). The option exercise price of each option shall be determined by the Committee. The option price of an ISO may not be less than 100% of the fair market value of the shares on the date of grant in the case of ISOs (110% in the case of ISOs granted to a greater than ten percent stockholder). The option price of a nonstatutory option may be either par value or an amount not less than 50% of fair market value. Subject to these limitations, the Committee may reduce the exercise price of an option at any time after the time of grant with the consent of the participant, but the option will be treated as a new option granted on the date of reduction.

     The term of each option will be fixed by the Committee, but may not exceed ten years from the date of grant (five years in the case of an ISO granted to a greater than ten-percent stockholder). The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The committee may in its discretion provide that upon exercise of an option, instead of receiving shares free from restrictions under the plan, the participant will receive shares of Restricted Stock or Deferred Stock Awards as defined below. Also, if the market price of the Common Stock subject to an option exceeds the price of the option at the time of exercise, the Committee may in its discretion and upon request by an employee, cancel the option and pay to the employee an amount in cash or Common Stock equal to the difference between the fair market value of the Common Stock which would have been purchased pursuant to the exercise (determined on the date the option is cancelled) and the aggregate exercise price which would have been paid.

     The exercise price of options granted under the Equity Plan must be paid in full in cash or by check, bank draft or money order, or if the terms of the option permit (or for a nonstatutory option, if the Committee so permits at or after the grant of the option), by shares of Common Stock, by a promissory note (so long as the par value of shares issued is paid in cash or by instrument acceptable to the Company), by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by any combination of the foregoing.

     Stock Appreciation Rights. The Committee may also grant stock appreciation rights, alone or in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or shares of unrestricted Common Stock, Restricted Stock or Deferred Stock Awards (as determined by the Committee), in general measured by the increase since the date of grant in the value of the shares covered by such right. Stock appreciation rights granted in tandem with options will be exercisable only at such time or times, and to the extent, that the related option is exercisable and will terminate upon the exercise of the related stock appreciation right.

     Treatment of Options and Stock Appreciation Rights Upon Termination of Employment. If a participant retires after age 65 (or earlier in the case of ISO's or if the Committee so specifies), any option or stock appreciation right then held by the participant will become exercisable in full and will remain exercisable for one year. If a participant's employment terminates by reason of death or total and permanent disability, any option or stock appreciation right then held by the participant that is not exercisable on the thirtieth day following termination of employment will terminate on that date. Any remaining options and stock appreciation rights will remain exercisable for one year from date of termination of the employment. In the event of any other termination of employment (or, in the case of non-employee participant, in the event such participant ceases to be affiliated with the Company) all options and stock appreciation rights held by the participant that are not then exercisable shall promptly terminate; the participant's remaining options and stock appreciation rights will remain exercisable for a period of three months (Termination of an employee for cause will result in immediate termination of all awards, however.) Notwithstanding the post-termination exercise periods described above, no option or stock appreciation right may be exercised beyond its original term.

     Restricted Stock and Unrestricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price of shares of Restricted Stock shall be either (i) par value (or past services of equivalent value), or (ii) an amount equal to at least 50% of the shares' fair market value. Recipients of Restricted Stock must accept an award within 60 days of the grant of such award by written instrument and tender full payment, if any, in order to have any rights with respect to the Restricted Stock. The Committee may at any time accelerate the dates on which the restrictions will lapse. Generally, shares of Restricted Stock are non-transferable and if a participant who holds shares of Restricted Stock terminates employment or otherwise ceases to be affiliated with the Company for any reason except retirement prior to the lapse or waiver of the restrictions, the employee must resell to the Company the shares of Restricted Stock for the amount paid for such shares, or forfeit them to the Company if no cash was paid. In the event the employee retires with the consent of the Company (a) after attainment of age 65 or (b) prior to attainment of age 65 if the Committee so specifies at or prior to such retirement, all shares subject to restrictions will become free of restrictions, except for restrictions based on performance or other conditions (other than conditions relating to the mere passage of time and continued employment), which were not satisfied at such time. In such case, the Committee may remove or modify such conditions or provide that the restrictions will lapse if and when the conditions are subsequently satisfied, but if no such action is taken by the Committee, the employee must resell to the Company the shares of Restricted Stock for the amount paid for such shares, or forfeit them to the Company if no cash was paid. Prior to the lapse of restrictions on shares of Restricted Stock the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to Restricted Stock.

     Any participant making an election under Section 83(b) of the Internal Revenue Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

     The Committee may also grant shares which are free from any restrictions under the Equity Plan ("Unrestricted Stock"). The purchase price of Unrestricted Stock must be either (i) par value (or past services of equivalent value), or
(ii) an amount equal to at least 50% of the shares' fair market value.

     Deferred Stock. The Committee may also make deferred stock awards under the Equity Plan ("Deferred Stock Awards"). Deferred Stock Awards entitle the recipient to receive shares of Common Stock in one or more installments at a future date or dates, and on such conditions as determined by the Committee. Except as otherwise specified in the grant or agreed to by the Committee, all such rights to which the participant has not become irrevocably entitled will terminate upon the participant's death, retirement or other termination of employment or other affiliation with the Company. The Committee may at any time accelerate the time at which delivery of all or any part of the shares will take place.

     Performance Awards. The Committee may also grant awards based on certain performance criteria ("Performance Awards") entitling the recipient to receive, without payment, shares of Common Stock or cash in such combinations as the Committee may determine. Payment of the award may be conditioned on achievement of personal, corporate, departmental or any other category of performance goals and such other conditions as the Committee shall determine. Except as otherwise specified in the grant or agreed to by the Committee, rights under a Performance Award to which the participant has not become irrevocably entitled will terminate upon a participant's death, retirement or other termination of employment or other affiliation with the Company.

     Loans. The Company may make a loan to a participant ("Loan"), either on the date of or after the grant of any award to the participant. A Loan may be made either in connection with the purchase of Common Stock under the award or with the payment of any Federal, State and local income tax with respect to income recognized as a result of the award. The Board will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate. However, no Loan may have a term (including extensions) exceeding ten years in duration.

     Supplemental Grants. In connection with any award, the Committee may at the time such award is made or at a later date, provide for and grant a cash award to the participant ("supplemental Grant") not to exceed an amount equal to
(1) the amount of any Federal, state and local income tax on ordinary income for which the participant will be liable with respect to the award, plus (2) an additional amount on a grossed-up basis necessary to make the participant whole after tax, discharging all the participant's income tax liabilities arising from the Supplemental Grant. Except as otherwise specified in the grant or agreed to by the Committee, rights under a Supplemental Grant to which the participant has not become irrevocably entitled will terminate upon a participant's death, retirement or other termination of employment or other affiliation with the Company.

     No award granted under the Equity Plan (other than an award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution and during an employee's lifetime an award requiring exercise may be exercised only by the participant (or in the event of the participant's incapacity, the person or persons legally appointed to act on the participant's behalf).

     Adjustments in Common Stock; Change in Control; Certain Corporate Transactions. In the event of a stock dividend, stock split and certain other changes in the Company's capitalization, including extraordinary distributions to shareholders, the Committee will make appropriate adjustment to the maximum number of shares that may be delivered under the Plan, the number of shares subject to outstanding awards, the exercise price of outstanding awards, and other appropriate adjustments. The Committee may also make such adjustments in other circumstances if it deems the adjustments necessary to avoid distortion in the operation of the Plan.

     In the event of a Change in Control (as defined), all options and stock appreciation rights then outstanding and unexercisable shall become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant and all restrictions and conditions on restricted stock, deferred stock, performance units and other stock-based awards shall automatically be deemed waived to the extent, if any, specified (whether at or after time of grant) by the Committee. In the event the Company is acquired under circumstances prescribed in the Equity Plan, all outstanding awards will terminate, provided that at least 20 days prior to the effective date of such transaction the Committee shall make all options exercisable (to the extent that they have not already become exercisable upon the occurrence of a Change in Control (as defined)), and the Committee may, in its discretion, remove restrictions and conditions on restricted stock and other outstanding awards and take such other action in connection thereafter as is provided under the Equity Plan.

     Withholding Requirements. The grant or exercise of awards may be subject to tax withholding requirements as described below. Where Common Stock may be delivered under an award, the Committee may require that the participant or other appropriate person either remit to the Company an amount necessary to satisfy withholding requirements or make other satisfactory arrangements (including if the Committee so permits, the holding back of shares from payments under the award).

     The Committee may at any time discontinue granting awards under the Equity Plan. The Board may at any time or times amend the Equity Plan or any outstanding award for any purpose which may at the time be permitted by law, or may at any time terminate the Equity Plan as to any further grants of awards, except that certain specified amendments may not be made without the approval of the stockholders of the Company and no amendment or termination of the Equity Plan may adversely affect the rights of any participant (without the participant's consent) under any award previously granted.

FEDERAL INCOME TAX EFFECTS

     In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the option holder or a deduction to the Company. However, option holders exercising incentive stock options may become subject to the alternative minimum tax by reason of that exercise.

     If the stock received upon the exercise of an incentive stock option is held for at least two years from the date of grant and at least one year after the date of exercise, any gain or loss recognized upon the disposition of the stock will be considered long-term capital gain or loss and will be taxed accordingly. If shares received upon exercise of an incentive stock option are disposed of before the holding period requirements described above have been satisfied (a "disqualifying disposition"), the option holder will realize ordinary income, and the Company will be entitled to a deduction, equal in general to the difference between the option price and the value of the stock on the date of exercise. The amount of ordinary income realized on a disqualifying disposition may be limited when the stock is sold for less than its value on the exercise date. Incentive options granted to an optionee will be treated for Federal income tax purposes as non-statutory options (see below) to the extent the aggregate value (determined as of the time of grant) of the stock for which the options first become exercisable in any calendar year exceeds $100,000.

     In the case of non-statutory options, no income results upon the grant of the option. When an option holder exercises a non-statutory option, he or she will realize ordinary income, subject to withholding, equal in general to the excess of the then-fair market value of the stock over the option price. The Company will in general be entitled to a deduction equal to the amount of ordinary income realized by the optionee, provided the Company satisfies certain withholding and reporting requirements.

     Special rules will apply in the case of officers or directors subject to the short-swing profit limitations of Section 16(b) of the Securities Exchange Act of 1934, as amended, who exercise options within six months of the grant of those options.

     Section 162(m) of the Internal Revenue Code limits to $1 million the deduction a public corporation may claim with respect to the remuneration paid in any year to any of the Corporation's top five officers. The deduction limitation is subject to a number of important exceptions, including an exception for so-called "performance-based" compensation. It is anticipated that options granted under the Plan as proposed to be amended will be eligible for an exception from the $1 million deduction limitation. However, final regulations under Section 162(m) have not yet been issued.

     The Internal Revenue Code also imposes a 20% additional tax, and denies a deduction, where remuneration paid in connection with a change in control exceeds specified limits. In determining whether these limits have been exceeded, options that vest upon a change in control of the Company may be taken into account.

     The foregoing summary is limited to Federal income tax consequences with respect to options under the Equity Plan and does not purport to be a complete description of tax consequences under the Equity Plan, nor does it describe any state or local tax consequences.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes it is important to have stock and stock-based awards available in order to retain, attract and motivate high quality personnel who are likely to contribute to the long-term success of the Company. As of May 1, 1995, only future options or other stock-based awards for an aggregate of 223,315 shares may be granted under the Company's Equity Plan. Accordingly, the Board of Directors believes that the proposal to increase the number of shares of capital stock that may be awarded under the Equity Incentive Plan is in the best interests of the Company and its stockholders. The Board also believes the imposition of a maximum limit on the number of options that may be granted to any individual in a fiscal year is necessary to preserve the possibility of a tax deduction for the Company under certain circumstances. Accordingly, the Board believes that this second amendment is also in the best interests of the Company and its stockholders. The Board recommends that the stockholders approve the amendments to the Company's Equity Incentive Plan.

VOTE REQUIRED

     The amendments to the Equity Plan must be approved by a majority of the votes properly cast on this Item 2 at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO THE EQUITY INCENTIVE PLAN.

ITEM 3 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the independent public accounting firm of Coopers & Lybrand L.L.P. to audit the accounts of the Company for the fiscal year 1995. The Board of Directors has recommended that stockholders ratify this selection. The Board of Directors will review its selection if this proposal is not approved by the holders of a majority of the voting power of the outstanding shares of the Common Stock of the Company present in person or represented by proxy at the Annual Meeting.

     Neither the firm of Coopers & Lybrand L.L.P. nor any of its partners has a direct or materially indirect financial interest in the Company. Representatives of the firm of Coopers & Lybrand L.L.P. will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to reply to stockholder inquiries.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has approved the selection of Coopers & Lybrand L.L.P. as the Company's auditors and believes that such selection is advisable and in the best interests of the Company and its stockholders. Accordingly, the Board of Directors recommends that the stockholders ratify the selection of Coopers & Lybrand L.L.P. as the Company's auditors.

VOTE REQUIRED

     The affirmative vote of a majority of the votes properly cast on the matter at the Annual Meeting is required to ratify the selection of Coopers & Lybrand L.L.P. as the Company's auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY'S AUDITORS.

                                 OTHER BUSINESS

     The Board of Directors has no reason to believe that any other business in addition to the foregoing will be presented at the Annual Meeting, but if any other business shall be presented, votes pursuant to the proxy will be cast thereon in accordance with the judgment of the persons named as proxy in the accompanying proxy.

VOTING

     Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as Judges of Election for the meeting.

     The five nominees for election as Directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of Directors shall be elected Directors. A majority of the votes properly cast on the matter is necessary to approve the actions proposed in Items 2 and 3 and as well as any other matter which comes before the Annual Meeting, except where law or the Company's certificate of incorporation or by-laws require otherwise.

     The Judges of Election will count the total number of votes cast "for" approval of proposals, other than the election of Directors, for purposes of determining whether sufficient affirmative votes have been cast. The Judges of Election will count shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which
(i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Proposals intended for inclusion in next year's annual meeting proxy statement should be sent to the Secretary of the Company at 222 Rosewood Drive, Danvers, MA 01923 and must be received by January 4, 1996.

                                 MISCELLANEOUS

     In addition to the solicitation of proxies by mail, management and employees of the Company may also assist in soliciting proxies in person or by mail, telecopy, telephone, telegram and personal interviews for which they will receive no additional compensation. The costs of solicitation of proxies will be borne by the Company. The Company has also retained The Altman Group, Inc. to assist in the solicitation of proxies and will pay such firm a fee estimated at $8,500, plus reimbursement of reasonable out-of-pocket expenses.

     Each of the Report of the Compensation Committee and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     YOU ARE ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE BY MARKING THE APPROPRIATE BOXES, AND DATING AND SIGNING THE ENCLOSED PROXY CARD. IT IS NOT NECESSARY TO MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE PROXY CARD MAY BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH IS POSTAGE-PAID IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL BE HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                                            PICTURETEL CORPORATION

                                            LES B. STRAUSS
                                            Secretary

May 12, 1995

PROXY                                                                   PROXY

                            PICTURETEL CORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

        PICTURETEL CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 29, 1995.

        The undersigned hereby appoints Les B. Strauss and Norman E. Gaut and each of them, as attorneys and proxies of the undersigned, with full power of substitution to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of PictureTel Corporation (the "Company") to be held on June 29, 1995 at 10:00 a.m. at the Westin Hotel, 10 Huntington Avenue, Boston, Massachusetts and any adjourments thereof, in respect of all of the common stock of the Company as to which the undersigned may be entitled to vote or act, with all powers the undersigned would possess if personally present, and, without limiting the general authorization hereby given, the undersigned directs that his vote be cast as specified in this proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said meeting.

 CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE    / SEE REVERSE SIDE /



/ X / PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

The shares represented hereby will be voted as directed by this Proxy, but IF NO DIRECTIONS ARE INDICATED HEREON THEY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3, AND FOR RECONSIDERATION/ADJOURNMENT DEEMED DESIRABLE BY THE COMPANY. This proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy.

1. The nominees for the Board of Directors are: Norman Gaut, Robert Knight, Vinod Khosia, David B. Levi and James R. Swartz.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTORS LISTED ABOVE.

                   FOR                  WITHHELD
                  /   /                   /  /

/   /__________________________________________________________
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 2-3.

                                                 FOR      AGAINST    ABSTAIN
2.  To consider and act upon a proposal         /   /      /   /      /   /
    to amend the PictureTel Equity
    Incentive Plan to increase the aggregate
    number of shares of Common Stock which
    may be delivered under the Plan from
    3,300,000 to 4,500,000 and to limit the
    number of options that may be granted
    to any participant in any fiscal year to
    250,000 shares.
                                                 FOR      AGAINST    ABSTAIN
3.  To ratify the selection of Coopers &        /   /      /   /      /   /
    Lybrand L.L.P. as the Company's auditors for fiscal year 1995.

             I PLAN TO   /  /                   I DO NOT    /  /
            ATTEND THE                           PLAN TO
             MEETING                           ATTEND THE
                                                 MEETING

Signature(s) must correspond with the name(s) as imprinted hereon. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature _______________________________________  Date ___________________


Signature _______________________________________  Date ___________________